                                                                  Exhibit 5.0


                                  LAW OFFICES
                           THOMAS T. PROUSALIS, JR.
                                  SUITE 200
                       1919 PENNSYLVANIA AVENUE, N. W.
                            WASHINGTON, D.C. 20006
                                (202)296-9400
Federal Practice                                       Facsimile (202)296-9403

                                January 10, 2000






Board of Directors
busybox.com, inc.
701 Battery Street
Third Floor
San Francisco, CA 94111

       Re: busybox.com, inc.
           SB-2 Registration Statement, and related Prospectus

Dear Sirs/Madam:

       As counsel to busybox.com, inc. ("Registrant"), a Delaware corporation, in connection with the above-referenced SB-2 Registration Statement, and related Prospectus ("Registration Statement"), relating to the registration of 2,000,000 shares of common stock, $.01 par value per share, and 2,000,000 redeemable common stock purchase warrants, I have examined the Certificate of Incorporation and By-laws of the Registrant, and such other documents as I have deemed relevant and material. Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant, it is the opinion of this office that:

       1. The Registrant has been duly organized and is validly existing and in good standing in the State of Delaware, the jurisdiction of its incorporation.

       2. The aforementioned securities to be registered pursuant to the Registration Statement have been duly and validly authorized by the requisite corporate action in accordance with the general requirements of corporation law.

       3. When, as and if the aforementioned securities are delivered against payment in accordance with the Registration Statement, and related Prospectus, such securities will be validly authorized and issued, fully paid and nonassessable in accordance with the general requirements of Delaware corporation law.

Board of Directors
January 10, 2000
Page 2



       I hereby consent to the use of the opinion of this office as Exhibit
5.0 to the Registration Statement of the Registrant, and further consent to the reference to its name in such Registration Statement, as amended, and related Prospectus.

                                            Very truly yours,

                                            /s/
                                            ------------------------
                                            Thomas T. Prousalis, Jr.